                                                                   EXHIBIT 10(d)

                                   TIDEWATER

                          SECOND AMENDED AND RESTATED
                      EMPLOYEES' SUPPLEMENTAL SAVINGS PLAN























                           Effective October 1, 1999

                                TIDEWATER INC.

                          SECOND AMENDED AND RESTATED
                      EMPLOYEES' SUPPLEMENTAL SAVINGS PLAN

                               TABLE OF CONTENTS



PREAMBLE ..........................................................  1

ARTICLE 1:  PURPOSE AND DEFINITIONS ...............................  1

ARTICLE 2:  ELIGIBILITY ...........................................  3

ARTICLE 3:  DEFERRED COMPENSATION AMOUNTS .........................  3

ARTICLE 4:  ACCOUNTING ............................................  4

ARTICLE 5:  PLAN ADMINISTRATION ...................................  5

ARTICLE 6:  DISTRIBUTIONS .........................................  5

ARTICLE 7:  VESTING ...............................................  7

ARTICLE 8:  NATURE OF AGREEMENT ...................................  7

ARTICLE 9:  RESTRICTIONS ON ASSIGNMENT ............................  7

ARTICLE 10:  DEMAND FOR BENEFITS ..................................  8

ARTICLE 11:  AMENDMENT AND TERMINATION ............................  8

ARTICLE 12:  MISCELLANEOUS ........................................  9

ARTICLE 13:  CHANGE OF CONTROL .................................... 10





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                                TIDEWATER INC.

                          SECOND AMENDED AND RESTATED
                      EMPLOYEES' SUPPLEMENTAL SAVINGS PLAN



                                    PREAMBLE

     WHEREAS, Tidewater Inc., a Delaware corporation (the "Company") maintains the Tidewater Employees' Supplemental Savings Plan (the "Plan"), the provisions of which are at present expressed in a plan document effective October 30, 1987, and amendments thereto effective January 1, 1993, January 1, 1995, October 1, 1997 and October 1, 1999; and

     WHEREAS, the Board of Directors has authorized the restatement of the Plan, as amended;

     NOW THEREFORE, the Plan is hereby restated to read in its entirety as follows:

                      ARTICLE 1:  PURPOSE AND DEFINITIONS

          a.   Definitions

               i. The term "Savings Plan" refers to the Tidewater 401(k) Savings Plan.

               ii. The term "Salary Deferral Contributions" refers to contributions made pursuant to the Savings Plan by reduction of employees' Compensation.

               iii The term "Employer Contributions" refers to contributions under the Savings Plan made by the Company to match employees' Salary Deferral Contributions.

               iv. The term "Compensation" shall have the same meaning as it has in the Savings Plan except that the limitations imposed by Section 401(a)(17) of the Code shall not be applicable.

               v. All terms used in this Plan shall have the meanings assigned to them under the provisions of the Savings Plan, unless otherwise defined herein or qualified by the context.

               vi. The term "Valuation Date" shall mean the close of each Business Day. For this purpose, the term Business Day shall mean any day during which the New York Stock Exchange is open to engage in stock transactions.

               vii The term "Distribution Date" shall mean the date on which a lump sum distribution is made or the date that installment payments of a distribution begin, which shall be as soon as administratively possible (but in no case more than 60 days) following the Selected Date, or if no Selected Date is chosen or in the case of death, the Termination Date.

               viii The term "Termination Date" shall mean the date the Participant terminates employment.

               ix. The term "Selected Date" shall mean the date selected in a Salary Deferral Agreement, or an amendment thereto, for a distribution under the Plan to begin; provided that in the event of the death of the Participant, commencement of a distribution shall be accelerated to the date of death and made as provided in the Participant's Designation of Beneficiary form.

               x. The term "Death Beneficiary" shall mean the recipient of any proceeds under the Plan in conjunction with the death of a Participant and shall be (i) the person or persons designated by the Participant on a form provided by the Committee, or (ii) in the absence of a designated Death Beneficiary, the Participant's estate.

          b. Because of the limitations contained in Sections 401(a)(17), 401(k), 401(m) and 402(g) of the Code (the "Limitations"), some Company employees participating in the Savings Plan can make only a portion of the Salary Deferral Contributions that the Savings Plan would allow but for such Limitations.

          c. The Company also desires to provide for a mechanism for certain employees of the Company to defer all or a portion of their annual incentive bonus ("Annual Bonus").

          d. The purposes of this Plan are (i) to provide a mechanism for certain employees of the Company to defer the portion of their Compensation which cannot be deferred because of the Limitations, (ii) to provide for an employer contribution matching such supplemental deferrals under the Plan, (iii) to provide a mechanism to defer a portion of such employees' Annual Bonus and
(iv) to establish a non-qualified trust (the "Trust") to provide a means for funding the benefits of the Participants under the Plan, under which Company and its creditors retain such rights as to defer the taxation of all benefits until actually received by the Participants and\or their Death Beneficiaries.

          e. The Plan as amended and restated shall be effective October 1, 1999.

          f. Since the Plan (other than the Annual Bonus deferral) is intended to supplement the Savings Plan, any ambiguities or gaps in this Plan shall be resolved by reference to the Savings Plan document, as amended, but only if consistent with the purposes set forth in Paragraph 1.d.

          g. The Plan shall cover employees of the Company meeting the eligibility criteria set forth in Article 2.


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

                            ARTICLE 2:  ELIGIBILITY

     Every Member in the Savings Plan who is the Chief Executive Officer, President, Chief Financial Officer, a Vice President or the Corporate Controller of the Company or who is otherwise designated as eligible to participate by the Compensation Committee of the Board of Directors of the Company shall be eligible to participate in this Plan at such time as, and only so long as, his projected Compensation for the calendar year when multiplied by the Deferral Percentage exceeds the limitation under Section 402(g) of the Code for the year or all or a portion of such Member's Salary Deferral Contribution or Employer Contribution is returned from the Savings Plan or forfeited as a result of
Section 401(k)(8) of the Code or Section 401(m) of the Code (an "Eligible Employee"). Participation can commence as of any Entry Date following that determination. The "Deferral Percentage" is the percentage of Compensation an Eligible Employee elects to defer in his Supplemental Salary Deferral Agreement.

                   ARTICLE 3:  DEFERRED COMPENSATION AMOUNTS

          a. Supplemental Deferrals. An Eligible Employee can enter into a Supplemental Salary Deferral Agreement with the Company under which the Eligible Employee elects to reduce his Compensation by an amount ("Supplemental Salary Deferral") that is retained by the Company in a "Supplemental Salary Deferral Account" for the Eligible Employee. An Eligible Employee who enters into such an agreement is referred to as a "Participant." Supplemental Salary Deferrals shall be effective only for calendar years in which such Participant's Salary Deferral Contributions reach the limitation set by Internal Revenue Code Section 402(g) or for years in which all or a portion of a Participant's Salary Deferral Contribution or Employer Contribution is returned from the Savings Plan or forfeited as a result of Section 401(k)(8) of the Code or Section 401(m) of the Code. The Deferral Percentage for a Supplemental Salary Deferral can be any whole percentage of Compensation between 2 percent and 15 percent.

          The Supplemental Salary Deferral Agreement may also contain an election to defer an amount of Compensation equal to (i) such Participant's Salary Deferral Contribution to the Savings Plan which is returned pursuant to
Section 401(k)(8) of the Code and (ii) such Participant's Employer Contribution to the Savings Plan which is to be distributed to Participant as a result of
Section 401(k)(8) or Section 401(m) of the Code. The amount referred to in (i) shall be credited to Participant's Supplemental Salary Deferral Account. The amount referred to in (ii) shall be credited to Participant's Matching Contribution Account.

          Deferrals (other than those described in Paragraph 3(c)) under the Supplemental Salary Deferral Agreement shall first be applied to the Savings Plan to the extent of the Limitations.

          b. Matching Contributions. For each dollar of Supplemental Salary Deferral contributed under the Plan pursuant to the Participant's Supplemental Salary Deferral Agreement, the Company shall deem set aside an amount ("Matching Contribution") equal to the amount of Employer Contribution that would have been made under the Savings Plan if the Supplemental Salary Deferral had been a Salary Deferral Contribution. The Matching Contribution when combined with the matching contribution provided in Section 4.04 of the Savings Plan shall not exceed three percent of Compensation. If an Employer Contribution to the Savings Plan on behalf of a Participant is forfeited pursuant to Section 401(k)(8) or Section 401(m) of the Code, such amount shall be deemed a Matching Contribution under the Plan to the extent such Participant has so provided in his Supplemental Salary Deferral Agreement. A Matching Contribution shall not be required to the extent a returned or forfeited Employer Contribution is otherwise deemed credited to a Participant.

          c. Annual Bonus. The Supplemental Salary Deferral Agreement may also contain an election to defer all or part of an Eligible Employee's Annual Bonus ("Bonus Deferral"). The Bonus Deferral shall be in whole percentages of either 25 percent, 50 percent, 75 percent or 100 percent. The portion of each Participant's Annual Bonus deferred pursuant to a Supplemental Salary Deferral Agreement shall be credited to such Participant's Supplemental Salary Deferral Account.

          d. Execution of Supplemental Salary Deferral Agreement. A Supplemental Salary Deferral Agreement shall be executed prior to the beginning of the calendar year to which the agreement relates (except that with respect to the first year an employee becomes an Eligible Employee he may enter into a Supplemental Salary Deferral Agreement within 30 days of becoming an Eligible Employee for Compensation for services performed subsequent to execution of such Agreement) and shall be effective only for the calendar year to which it relates. Once executed and delivered to the Company, the deferrals and elections set forth in the Supplemental Salary Deferral Agreement can be changed or modified only as provided in Article 6(a).

     Supplemental Salary Deferral Agreements shall be automatically revoked as of any date on which their implementation would disqualify the Savings Plan.

     No Supplemental Salary Deferrals shall occur after a Participant is no longer an Eligible Employee.

                             ARTICLE 4:  ACCOUNTING

          a. Establishment of Accounts. The Committee shall establish and maintain a separate Supplemental Salary Deferral Account and Matching Contribution Account for each Participant. A Participant's Supplemental Salary Deferral Account shall be credited with the Participant's Supplemental Salary Deferrals, Bonus Deferrals and earnings thereon, and a Participant's Matching Contribution Account shall be credited with the Participant's Matching Contribution and the earnings thereon. The accounts shall be bookkeeping entries only and the Participant shall have no secured or vested interest in any specified assets. A Participant's interest in the two accounts shall be referred to in the aggregate as his "Deferred Compensation Account."

          b. Adjusting of Accounts. The Committee shall provide to each Participant a list of investments from which a Participant can choose as a deemed investment for such Participant's Deferred Compensation Account. A Participant's Deferred Compensation Account shall be deemed invested in the investments selected by such Participant (provided that if no investment is selected, the Deferred Compensation Accounts shall be deemed invested in the money market option). The Deferred Compensation Accounts shall be adjusted as of each Valuation Date to reflect increases or decreases in the value of such deemed investments. A Participant shall have the right to change the deemed investment of his Deferred Compensation Accounts and the allocation of future Supplemental Salary Deferrals, Matching Contributions and Bonus Deferrals by notice to the Committee in such form as required by the Committee. Such changes in deemed investments shall be made on the Valuation Date next following the date upon which said change was requested, or as soon thereafter as may be administratively practicable. To the greatest extent practicable, the same valuation and accounting methods shall be used as are used to recalculate the Members' account balances under the Tidewater 401(k) Savings Plan. A participant shall have no right to compel investment of any amounts credited to Participant's Deferred Compensation Account.

                        ARTICLE 5:  PLAN ADMINISTRATION

     The Plan shall be administered by the Compensation Committee of the Company's Board of Directors, the Employee Benefits Committee of the Company (the "Committee"), and the Board of Directors of the Company, and their respective powers and obligations are the same as those set forth in the Savings Plan document, but modified to take into account that this Plan is an unfunded plan for highly-compensated employees. Each governing body shall have full power and authority to interpret, construe and administer this Plan, and such governing body's interpretations and constructions hereof and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, within the scope of its authority, shall be binding and conclusive on all persons for all purposes. No member of a governing body shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan, unless attributable to his own willful misconduct or lack of good faith. Each administrator shall be fully indemnified as provided in the Savings Plan. A member of a governing body shall not participate in any action or determination regarding his own benefits hereunder.

                           ARTICLE 6:  DISTRIBUTIONS

          a. Participant's Benefit and Distribution Elections. A Participant shall be entitled to a distribution from his Deferred Compensation Account on a Distribution Date. If a Participant becomes entitled to a distribution because of termination of employment, the Participant shall be entitled to payment of an amount equal to his entire vested Deferred Compensation Account. If a Participant becomes entitled to a distribution because a Selected Date has been reached, the Participant shall be entitled to payment of an amount equal to the portion of his vested Deferred Compensation Account related to the Supplemental Salary Deferral Agreement in which the Selected Date was selected. For the purpose of determining the amount to be distributed to a Participant, the vested Deferred Compensation Account balance shall be that as determined on the Distribution Date. In the case of installment payments, the amount of each installment payment shall be the numerator (equal to 1) divided by the denominator (this being the total number of remaining installment payments) multiplied by the vested Deferred Compensation Account balance on the date of the installment payment.

     Distributions shall be made in cash. A distribution upon either a Selected Date or a Termination Date may be in either a single lump sum or installments, as elected by the Participant. A Selected Date shall be no sooner than two years following the date the Compensation would be paid, if it were not deferred. If an installment payment election is made, payments will be made annually over the period selected by the Participant, which period shall not exceed ten (10) years. If the Participant makes no election regarding the form of a benefit, the benefit shall be paid in a single lump sum. Prior to October 1, 1999, an election to receive a benefit in installments could be made only in the Participant's Salary Deferral Agreement. After October 1, 1999, an election as to the form of a benefit can be made on a form provided by the Committee at any time, but the election cannot take effect for a period of 13 months, except in the case of a Change of Control as provided below. A change to a Selected Date or form of benefit (lump sum or installment) election hereunder will be permitted, but no change will be effective for a period of at least 13 months following the date that the Committee is notified of such change, except in the case of a Change of Control as provided below.

          b. Distribution Election in Anticipation of a Change of Control. A Participant can also elect at any time prior to a Change of Control, in a form and manner reasonably satisfactory to the Company, to have the value of his Deferred Compensation Account paid in a lump sum in cash within five business days of the Change of Control, without regard to any other provision of the Plan or any payment or distribution elections applicable to the payment of the Participant's Deferred Compensation Account in the absence of a Change of Control.

          c. Death Benefit. If the Participant's employment terminates by reason of death, or if the Participant dies prior to receipt of all the benefits provided under Paragraph 6 (a), an amount equal to the remaining value of the Participant's vested Deferred Compensation Account shall be distributed to the Death Beneficiary in a lump sum or installments, as elected by the Participant on the Designation of Beneficiary form. A lump sum distribution shall be made within 60 days after the Participant's death and shall be in the amount of the Participant's vested Deferred Compensation Account as of the Distribution Date. A distribution in installments shall begin within 60 days after the Participant's death and be calculated as provided in Article 6a.

          d. Hardships. A benefit is payable under this Plan to a Participant prior to a Distribution Date only if the Participant establishes to the satisfaction of the Compensation Committee of the Board of Directors that the Participant has an unforeseeable emergency. An unforeseeable emergency is a severe financial hardship of the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to uninsured casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The amount distributed in the case of an unforeseeable emergency shall be limited to what is needed to reasonably satisfy the emergency and is not reasonably available from other sources. The amount of the hardship distribution cannot exceed the balance credited to the Participant's Supplemental Salary Deferral Account and is charged against such accounts.

          e. Withholding. All distributions shall be subject to applicable state and federal withholding taxes.

                              ARTICLE 7:  VESTING

     A Participant's interest in his Supplemental Salary Deferral Account and Bonus Deferral Account shall be 100 percent vested at all times, and, subject to
Article 13 hereof, a Participant's interest in his Matching Contribution Account shall vest at the same rate as his Employer Contribution Account under the Savings Plan. If a Participant terminates employment without full vesting in his Matching Contribution Account, the unvested portion shall be forfeited and shall reduce the Company's obligations under this Plan. The forfeiture is not added to the other Participants' accounts.

                        ARTICLE 8:  NATURE OF AGREEMENT

     Participants and their Death Beneficiaries by virtue of participating under this Plan have only an unsecured right to receive benefits from the Company as a general creditor of the Company. The Plan constitutes a mere promise to make payments in the future. The adoption of this Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust for the benefit of Participants or their Death Beneficiaries; legal and equitable title to any funds so set aside shall remain in the Company, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Company, present and future, and no payment shall be made under this Plan unless the Company is then solvent. This provision shall not require the Company to set aside any funds, but the Company may set aside such funds if it chooses to do so.
Notwithstanding the foregoing provisions of this Article 8 and any other provision of the Plan, an amount equal to all Supplemental Salary Deferral Contributions, Matching Contributions and Bonus Deferrals may be deposited into a trust (any such trust, and any successor thereto, being hereinafter called the "Trust") established by the Company for the purpose of assuring payment of the Company's obligations under the Plan. The Trust shall be subject to the claims of the general creditors of the Company in the event of the Company's bankruptcy or insolvency. Notwithstanding any establishment of the Trust, the Company shall remain responsible for the payment of any amounts so payable which are not so paid by the Trust.

                     ARTICLE 9:  RESTRICTIONS ON ASSIGNMENT

     The interest of Participant or his Death Beneficiary may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagement, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy, except that no amount shall be payable hereunder until and unless any and all amounts representing debts or other obligations owed to the Company or any affiliate of the Company by the Employee with respect to whom such amount would otherwise be payable shall have been fully paid and satisfied. The interest of any Participant or Death Beneficiary shall be held subject to the maximum restraint on alienation permitted or required by applicable Louisiana law.

                        ARTICLE 10:  DEMAND FOR BENEFITS

     Benefits upon termination of employment shall ordinarily be paid to a Participant without the need for demand, and to a Death Beneficiary upon receipt of the Death Beneficiary's address and Social Security number. Nevertheless, a Participant or a person claiming to be a death beneficiary who claims entitlement to a benefit under Paragraph 6.a. or 6.b. can file a claim for benefits with the Committee. If the claim is for a benefit resulting from a termination of employment or death, the Committee shall accept or reject the
claim within 30 days of its receipt.   If the claim is denied, the Committee
shall give the reason for denial in a written notice calculated to be understood by the claimant, referring to the plan provisions that form the basis of the denial. If any additional information or material is necessary to perfect the claim, the Committee will identify these items and explain why such additional material is necessary. If the Committee neither accepts nor rejects the claim within 30 days, the claim shall be deemed to be denied. Upon the denial of a claim, the claimant may file a written appeal of the denied claim to the Compensation Committee of the Board of Directors of the Company within 60 days of the denial. The claimant shall have the opportunity to be represented by counsel and to be heard at a hearing. The claimant shall have the opportunity to review pertinent documents and the opportunity to submit issues and argue against the denial in writing. The decision upon the appeal must be made no later than the later of (a) 60 days after receipt of the request for review of
(b) 30 days after the hearing. The Compensation Committee must set a date for such a hearing within 30 days after receipt of the appeal. In no event shall the date of the hearing be set later than 60 days after receipt of the notice. If the appeal is denied, the denial shall be in writing. If an initial claim is denied, all subsequent reasonable attorney's fees and costs of the successful claimant, including the filing of the appeal with the Compensation Committee, and any subsequent litigation, shall be paid by the Company unless the failure of the Company to pay is caused by reasons beyond its control, such as insolvency or bankruptcy.

                     ARTICLE 11:  AMENDMENT AND TERMINATION

          a. Amendment. The provisions of this Plan may be amended by the Board of Directors of the Company from time to time and at any time in whole or in part, even if such amendment results in the termination or modification of any Supplemental Salary Deferral Agreements, provided that no amendment shall operate to deprive any Participant or Death Beneficiary of any vested rights in their Deferred Compensation Accounts accrued to them under the Plan and Trust prior to such amendment.

          b. Termination. While it is the Company's intention to continue the Plan in operation indefinitely, the right is nevertheless expressly reserved to terminate the Plan in whole or in part. Upon a termination all Matching Contribution Accounts shall be 100 percent vested, and amounts equal to the full balance in each Participant's Deferred

Compensation Account shall be distributed (and taxable) to the Participant (or his Death Beneficiary), and the Company shall have no further obligations under the Plan.

          c. Early Payments. Notwithstanding any provision of this Plan to the contrary, the Committee may direct the trustee of any trust established pursuant to Article 8, hereof, to distribute to any Participant (or Beneficiary) in the form of an immediate single-sum payment all or any portion of the amount then credited to a Participant's affected Deferred Compensation Account or Accounts, as the case may be, if an adverse determination is made with respect to such Participant. For this purpose, the term adverse determination shall mean that, based upon Federal tax or revenue law, a published or private ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction, a closing agreement made under Section 7121 of the Code that is approved by the Internal Revenue Service and involves such Participant or a determination of counsel, a Participant has or will recognize income for Federal income tax purposes with respect to any amount that is or will be payable under this Plan before it is otherwise to be paid hereunder.

          Further, notwithstanding any provision of the Plan to the contrary, the Committee may direct the trustee of any trust established pursuant to
Article 8 hereof to distribute to any Participant in the form of an immediate single-sum payment all or any portion of the amount then credited to a Participant's affected Deferred Compensation Account or Accounts as the case may be, based upon a change in ERISA, a published advisory opinion or similar announcement issued by the Department of Labor, a regulation issued by the Secretary of Labor, a decision by a court of competent jurisdiction, an agreement between such Participant and the Department of Labor or similar agency or an opinion of counsel, such Participant is not a "management" or "highly compensated" employee or this Plan is not an "unfunded" plan within the meaning of ERISA.

                           ARTICLE 12:  MISCELLANEOUS

          a. Governing Law. The Plan and Trust shall be construed, administrated and applied under the laws of the State of Louisiana. It is the Company's intent that the Plan shall be exempt from ERISA's provisions, to the maximum extent permitted by law. The Plan is intended to be unfunded for federal income tax purposes and for purposes of Title I of ERISA and intended to provide deferred compensation only for a select group of management or highly compensated employees and shall be exempt from Parts 2, 3 and 4 of ERISA, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1).

          b. Pronouns. The use of masculine pronouns shall be extended to include the feminine gender wherever appropriate.

          c. Continued Employment. Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Company or any subsidiary of the Company in any capacity.

          d. Recovery of Payments Made By Mistake. Notwithstanding anything to the contrary, a Participant or other Person receiving amounts from the Plan is entitled only to those benefits provided by the Plan and promptly shall return any payment, or portion thereof, made by mistake of fact or law. The Committee may offset the future benefits of any recipient who refuses to return an erroneous payment, in addition to pursuing any other remedies provided by law.

                         ARTICLE 13:  CHANGE OF CONTROL

          a. Effect of Change of Control. Upon a Change of Control (as defined in Section 13(b) hereof) a Participant's interest in his Matching Contribution Account shall immediately become fully vested.

          b. Definition of Change of Control. As used in this Section 13, 'Change of Control' shall mean:

               i. the acquisition by any 'Person' (as defined in Section 13(c) hereof) of 'Beneficial Ownership' (as defined in Section 13(c) hereof) of 30% or more of the outstanding Shares of the Company's Common Stock, $0.10 par value per share (the 'Common Stock') or 30% or more of the combined voting power of the Company's then outstanding securities; provided, however, that for purposes of this subsection 13(b)(i), the following shall not constitute a Change of Control:

                    A. any acquisition (other than a 'Business Combination' (as defined in Section 13(b)(iii) hereof) which constitutes a Change of Control under Section 13(b)(iii) hereof) of Common Stock directly from the Company,

                    B. any acquisition of Common Stock by the Company or its subsidiaries,

                    C. any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

                    D. any acquisition of Common Stock by any corporation pursuant to a Business Combination which does not constitute a Change of Control under Section 13(b)(iii) hereof; or

               ii. individuals who, as of the effective date of Amendment Number Two to the Plan, constitute the Board (the 'Incumbent Board') cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of Amendment Number Two to the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

               iii. consummation of a reorganization, merger or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a 'Business Combination'), in each case, unless, immediately following such Business Combination,

                    A. the individuals and entities who were the Beneficial Owners of the Company's outstanding Common Stock and the Company's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect Beneficial Ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Post-Transaction Corporation (as defined in Section 13(c) hereof), and

                    B. except to the extent that such ownership existed prior to the Business Combination, no Person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either the Company, the Post-Transaction Corporation or any subsidiary of either corporation) Beneficially Owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 30% or more of the combined voting power of the then outstanding voting securities of such corporation, and

                    C. at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               iv. approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          c. Other Definitions. As used in Section 13(b) hereof, the following words or terms shall have the meanings indicated:

               i. Affiliate: 'Affiliate' (and variants thereof) shall mean a Person that controls, or is controlled by, or is under common control with, another specified Person, either directly or indirectly.

               ii. Beneficial Owner: 'Beneficial Owner' (and variants thereof), with respect to a security, shall mean a Person who, directly or indirectly (through any contract, understanding, relationship or otherwise), has or shares (i) the power to vote, or direct the voting of, the security, and/or (ii) the power to dispose of, or to direct the disposition of, the security.

               iii. Person: 'Person' shall mean a natural person or company, and shall also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that 'Person' shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

               iv. Post-Transaction Corporation: Unless a Change of Control includes a Business Combination (as defined in Section 13(b)(iii) hereof), 'Post-Transaction Corporation' shall mean the Company after the Change of Control. If a Change of Control includes a Business Combination, 'Post-Transaction Corporation' shall mean the corporation resulting from the Business Combination unless, as a result of such Business Combination, an ultimate parent corporation controls the Company or all or substantially all of the Company's assets either directly or indirectly, in which case, 'Post-Transaction Corporation' shall mean such ultimate parent corporation."

     Thus done and signed effective the 1st day of October, 1999.


                              TIDEWATER INC.


                              By: /s/ Ken C. Tamblyn
                                  -------------------------------
                                      Ken C. Tamblyn
                                Executive Vice President and
                                    Chief Financial Officer
Attest:


/s/ Michael L. Goldblatt
----------------------------
      Michael L. Goldblatt

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